UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 19, 2019

ATLANTIC POWER CORPORATION

(Exact Name of Registrant as Specified in Charter)

British Columbia	001-34691	55-0886410
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3 Allied Drive, Suite 155 Dedham, MA	02026
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code (617) 977-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on which registered
Common Shares, no par value, and the associated Rights to Purchase Common Shares	AT	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03(a)         Material Modification to Rights of Security Holders.

As previously disclosed, on February 28, 2013, pursuant to a shareholder rights plan agreement dated effective as of February 28, 2013 (the “Existing Rights Plan”) between Atlantic Power Corporation (the “Corporation”) and Computershare Investor Services Inc., as rights agent (the “Rights Agent”), the board of directors of the Corporation (the “Board”) authorized the issuance of one common share purchase right (individually, a “Right”) for each outstanding common share of the Corporation (the “Common Shares”) to shareholders of record at the close of business on March 11, 2013 (the “Record Time”). One Right will also be issued in respect of each Common Share issued thereafter, subject to the limitations set forth in the Existing Rights Plan.

At the Annual and Special Meeting of Shareholders on June 19, 2019 (the “Annual Meeting”), shareholders of the Corporation approved a proposal to reconfirm the Corporation’s Existing Rights Plan. The Amended and Restated Shareholder Rights Plan Agreement (the “Amended and Restated Rights Plan”), dated as of June 19, 2019, between the Corporation and the Rights Agent will continue in effect until it is required to be reconfirmed by the Corporation’s shareholders at the Corporation’s 2022 meeting of shareholders. The Amended and Restated Rights Plan, as approved at the Annual Meeting, amends and restates the Existing Rights Plan to reflect the following amendments (among other administrative changes):

•                  revisions to the definitions of “Acquiring Person”, “Grandfathered Person”, “Disqualification Date”, “Beneficial Owner”, “close of business”, “Competing Permitted Bid”, “controlled”, “Convertible Securities”, “Exempt Acquisition”, “Expiration Time”, “Offer to Acquire”, and “Permitted Bid”;

•                  addition of the definitions of “Book Entry Form”, “Book Entry Rights Procedures”, “Constating Documents”, “Disposition Date”, “Election to Exercise”, “Expansion Factor”, “holder”, “NI 62-103”, “NI 62-104”, “Rights Register”, “Transferee” and “Voting Share Acquisition Date”; and

•                  revisions to allow the Corporation to maintain the rights issued pursuant to the Amended and Restated Rights Plan in book entry form.

A copy of the Amended and Restated Rights Plan is included as Exhibit 4.1 hereto and is incorporated by reference herein. A copy of the Amended and Restated Rights Plan is available free of charge from the Corporation. This summary description of the Amended and Restated Rights Plan does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Rights Plan.

Item 5.07              Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the shareholders of the Corporation voted on the following matters, casting their votes as described below:

•                  To elect to the Board of Directors each of the nominees listed below:

Nominee	Votes For	Votes Against	Votes Withheld	Broker Non-Votes
R. Foster Duncan	54,201,803	n/a	1,579,913	22,525,875
Kevin T. Howell	54,231,484	n/a	1,550,232	22,525,875
Danielle S. Mottor	54,191,693	n/a	1,590,024	22,525,874
Gilbert S. Palter	54,352,256	n/a	1,429,460	22,525,875
James J. Moore, Jr.	54,294,888	n/a	1,486,828	22,525,875

•                  To approve, by non-binding advisory vote, the named executive officer compensation:

Votes For	Votes Against	Abstentions	Broker Non-Votes
52,719,451	2,564,996	497,269	22,525,875

•                  To approve an ordinary resolution of the Shareholders to amend and restate and approve, ratify and confirm the Shareholder Rights Plan adopted by the Corporation’s Board of Directors effective February 28, 2013:

Votes For	Votes Against	Abstentions	Broker Non-Votes
54,514,317	1,070,400	197,000	22,525,874

•                  To approve a special resolution of the Shareholders authorizing the adoption by the Corporation of certain amendments to the Articles to amend the Canadian director residency requirement and the Shareholder and Director quorum provisions:

Votes For	Votes Against	Abstentions	Broker Non-Votes
54,973,295	616,036	192,384	22,525,876

•                  To appoint KPMG LLP as auditors of the Corporation and to authorize the Corporation’s Board of Directors to fix such auditors’ remuneration:

Votes For	Votes Against	Votes Withheld	Broker Non-Votes
77,287,617	n/a	1,019,973	1

Item 7.01              Regulation FD Disclosure.

In addition, on June 19, 2019, the Corporation issued a press release (the “Press Release”) announcing that the director nominees listed in the Proxy Statement for the Annual Meeting were elected as directors of the Corporation and providing detailed results of the votes cast with respect to such election. The Press Release is attached as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that Section, nor shall such information be deemed to be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise stated in that filing.

Item 9.01.             Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
4.1

Amended and Restated Shareholder Rights Plan dated effective as of June 19, 2019 (amending and restating the Shareholder Rights Plan dated as of February 28, 2013) between the Corporation and the Rights Agent.

99.1	Press Release of Atlantic Power Corporation, dated June 19, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlantic Power Corporation

Dated: June 20, 2019	By:	/s/ Terrence Ronan
		Name:	Terrence Ronan
		Title:	Chief Financial Officer